                                FILING AGREEMENT


         This Agreement is made and entered into as of this 13th day of February 1997 by and between Robert E. McDonough and Robert E. McDonough, Trustee of the McDonough Survivor's Trust U/D/T dated June 5, 1985, as amended (the "Trust").


         Robert E. McDonough and the Trust hereby agree that only one statement pursuant to Schedule 13G containing the information required to be disclosed by
Section 13(d) of the Securities Exchange Act of 1934 and rules thereunder with respect to the 2,083,900 shares of Class A Common Stock of RemedyTemp, Inc. that are beneficially owned by Robert E. McDonough and/or the Trust will be filed on behalf of each of them.

         Witness the due execution hereof by the undersigned as of the date first above written.

                                                /s/ Robert E. McDonough, Sr.
                                              -------------------------------
                                                    Robert E. McDonough, Sr.



                                                /s/ Robert E. McDonough, Sr.
                                              --------------------------------
                                              Robert E. McDonough, Sr.,
                                              Trustee of the McDonough
                                              Survivor's Trust U/D/T dated
                                              June 5, 1985, as amended